                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)



                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:


[ ]  Preliminary Proxy Statement

[ ]  Confidential, for use of the Commission Only as permitted by

                                RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-111(c) or Rule 14a-12

                             SPACELABS MEDICAL, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(s) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                               [X] NO FEE REQUIRED

     [ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND
                                     0-11.

       (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

        (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:


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

                                (SPACELABS LOGO)

Dear Stockholder:                                                 March 23, 2000

     You are cordially invited to attend the 2000 Annual General Meeting of Stockholders of Spacelabs Medical, Inc. at 10:00 a.m. on Tuesday, May 2, 2000, at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington.

     The accompanying Notice of 2000 Annual General Meeting of Stockholders and the Proxy Statement describe the matters to be presented at the meeting.

     Whether or not you plan to attend in person, please read the proxy statement and vote your shares. To make it easier for you to vote, this year we are introducing Internet and telephone voting. The instructions attached to your proxy card describe how to use these convenient new services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

                                          Sincerely,

                                          /s/ CARL A. LOMBARDI
                                          Carl A. Lombardi
                                          Chairman of the Board
                                          and Chief Executive Officer

                                   IMPORTANT

A Proxy Statement and proxy card are enclosed. All stockholders are urged to follow the instructions attached to the proxy card and vote via Internet or telephone, or complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                   IT IS IMPORTANT THAT YOUR STOCK BE VOTED.

                                (SPACELABS LOGO)

                NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS

                                  MAY 2, 2000
                            ------------------------

To the Stockholder:

     The 2000 Annual General Meeting of Stockholders of Spacelabs Medical, Inc. will be held at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington on Tuesday, May 2, 2000, at 10:00 a.m. for the following purposes:

          (1) To elect six directors to hold office until the next Annual General Meeting of Stockholders and until their respective successors are elected and qualified;

          (2) To ratify the appointment of KPMG LLP as auditors for Spacelabs Medical, Inc. for 2000; and

          (3) To transact such other business as may properly come before the meeting and any adjournment and postponement thereof.

     Nominees for directors are named in the enclosed Proxy Statement.

     March 6, 2000 has been set as the record date for the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

     To make it easier for you to vote, this year we are introducing Internet and telephone voting. The instructions attached to your proxy card describe how to use these convenient new services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO VOTE AS SOON AS POSSIBLE BY INTERNET OR TELEPHONE, OR TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. STOCKHOLDERS ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY GIVEN A PROXY.

                                          By Order of the Board of Directors

                                          /s/ EUGENE V. DEFELICE
                                          Eugene V. DeFelice
                                          Secretary
Redmond, Washington
March 23, 2000

               THE 1999 ANNUAL REPORT OF SPACELABS MEDICAL, INC.
                       ACCOMPANIES THIS PROXY STATEMENT.

                              2000 PROXY STATEMENT

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Spacelabs Medical, Inc. ("Spacelabs Medical" or the "Company") for use at the 2000 Annual General Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 2, 2000, at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington 98004, and at any adjournment or postponement thereof (the "Meeting"). Only holders of record of Spacelabs Medical's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 6, 2000 will be entitled to notice of and to vote at the Meeting. On that date, Spacelabs Medical had 9,510,783 shares of Common Stock issued and outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

     The address of Spacelabs Medical's principal executive offices is 15220 NE 40th Street, Redmond, Washington 98052.

     This Proxy Statement and the accompanying proxy are being mailed to the stockholders of Spacelabs Medical on or about March 23, 2000.

VOTING

     Shares of Common Stock for which proxies are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions to the contrary, will be voted (i) "FOR" the election of the six nominees for the Board of Directors named on the following pages, provided that if any one or more of such nominees should become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose, and (ii) "FOR" the ratification of the appointment of KPMG LLP as auditors for Spacelabs Medical for 2000. Under Delaware law, Spacelabs Medical's Certificate of Incorporation and Spacelabs Medical's By-Laws, the presence at the Meeting, in person or by duly authorized proxy, of the holders of one-third of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business. The six nominees for the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy at the Meeting and entitled to vote shall be elected directors. The affirmative vote of a majority of shares entitled to vote and present in person or by proxy at the Meeting is required for approval of any other matters submitted to a vote of the shareholders. In the election of directors, an abstention or broker non-vote will have no effect on the outcome. In the case of any other matter, abstention from voting will have the practical effect of voting against such matter. Broker non-votes will be included in determining the presence of a quorum at the Meeting but will have no effect on the outcome of any matters, other than to reduce the number of "FOR" votes necessary to approve such matters.

REVOCATION

     Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Spacelabs Medical a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and electing to vote in person.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     In accordance with Spacelabs Medical's By-Laws, the Board of Directors has fixed the number of directors constituting the Board at six. It is proposed that six directors be elected, each to hold office for a term of one year and until his successor shall have been elected and qualified. It is intended that votes will be cast pursuant to the accompanying proxy for the election of the nominees named below, all of whom are currently directors of Spacelabs Medical. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The six nominees who receive the

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

greatest number of votes cast by stockholders present in person or by proxy and certified to vote at the Meeting, a quorum being present, shall be elected directors.

NOMINEES FOR THE BOARD OF DIRECTORS

     THOMAS J. DUDLEY, D.B.A. Dr. Dudley (age 68) has served as a director, Chairman of the Audit Committee and member of the Executive Committee and the Compensation Committee of Spacelabs Medical since June 26, 1992. Dr. Dudley has been a Professor of Decision and Information Systems, The George L. Graziadio School of Business and Management, Pepperdine University, since 1968. Dr. Dudley has also owned and operated Thomas J. Dudley & Associates, a company that provides management consulting services for strategic planning and implementation to small and medium-sized companies, since 1968. Dr. Dudley holds a doctorate in business administration from the University of Southern California. He also has a master's degree in business administration and a bachelor's degree in liberal arts and sciences from the University of Michigan. Dr. Dudley is a member of INFORMS, the World's Futures Society, and the Accreditation Committee of the Association of Independent Colleges and Schools. He is also an advisor to the American-China Association for Science and Technology Exchange. He is a member of the Board of Directors of the Los Angeles branch of Recording for the Blind and Dyslexic, a nonprofit organization. Dr. Dudley is a recipient of the Harriett and Charles Luckman Distinguished Teaching Fellow Award. Dr. Dudley is listed in Who's Who Among America's Teachers for 1998 -- the best teachers in America selected by the best students in America.

   Principal Occupation: Distinguished Professor of Decision and Information Systems, The George L. Graziadio School of Business and Management, Pepperdine University

     HARVEY FEIGENBAUM, M.D. Dr. Feigenbaum (age 66) has served as a director and member of the Audit Committee of Spacelabs Medical since June 26, 1992. Dr. Feigenbaum has been a Distinguished Professor of Medicine at the Indiana University Medical Center since 1980 and joined its faculty in 1962. He was elected Phi Beta Kappa and received a bachelor of arts degree summa cum laude from Indiana University in 1955, an M.D. degree from the Indiana School of Medicine in 1958 and his cardiovascular subspecialty, American Board of Internal Medicine, in 1969. Dr. Feigenbaum is a fellow of the American College of Physicians, the American College of Cardiology and the Council on Clinical Cardiology of the American Heart Association, as well as a member of the Editorial Boards of the American Heart Journal, the American Journal of Cardiology, and CIRCULATION. He is editor of the Journal of the American Society of Echocardiography.

           Principal Occupation: Distinguished Professor of Medicine,
                       Indiana University Medical Center

     CARL A. LOMBARDI. Mr. Lombardi (age 56) has served as a director, Chairman of the Board, and Chief Executive Officer of Spacelabs Medical since June 26, 1992. Mr. Lombardi joined Spacelabs Medical in 1967 in the research and development group. He served in various executive positions with Spacelabs Medical before being appointed President in 1981. Mr. Lombardi was named Group Vice President of Squibb Medical Systems in 1982 with responsibility for the patient monitoring group of companies. Mr. Lombardi holds a master of business administration degree from Pepperdine University. He also has a master of science degree in systems engineering from West Coast University and a bachelor's degree in electrical engineering from Pacific States University. He also serves on the Regional Council of the Scribner Kidney Research Center and the Board of Trustees of the Northwest Kidney Center.

      Principal Occupation: Chairman of the Board, Chief Executive Officer
                    and President of Spacelabs Medical, Inc.

     ANDREW R. NARA, M.D., PH.D. Dr. Nara (age 53) has served as a member of the Board since 1998. Dr. Nara has been an Associate Professor of Medicine at Case Western Reserve University School of Medicine since 1990 and joined its faculty in 1979. He received a bachelor of science degree in 1969 from the University of Toledo, and a combined M.D., Ph.D. degree in biomedical engineering in 1976 from Case Western Reserve University. He has been certified by the American Board of Internal Medicine since 1981

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

and received a subspecialty in adult cardiovascular disease in 1983. Dr. Nara is a Fellow of the American College of Cardiology, American Heart Association and American College of Chest Physicians.

             Principal Occupation: Associate Professor of Medicine
               Case Western Reserve University School of Medicine

     PHILLIP M. NUDELMAN, PH.D. Dr. Nudelman (age 64) has served as a director since June 26, 1992. He is also the Chairman of the Compensation Committee. Dr. Nudelman has served as Chief Executive Officer and President of Group Health Cooperative of Puget Sound ("Group Health") since February 1991 and now serves as Chairman of Kaiser/Group Health. Dr. Nudelman joined Group Health in 1973 as Director of Professional Services and has held positions of increasing responsibility since then. Dr. Nudelman received his bachelor of science degree in microbiology, zoology and pharmacy from the University of Washington, and holds a master of business administration degree and a doctor of philosophy degree in health systems management from Pacific Western University. He serves as a member of the Board and is Chair of the American Association of Health Plans. He currently serves on the Boards of Directors of Pacific Science Center, United Way, Association for Washington Business, Cell Therapeutics, Inc. and Franklin Health, Inc. Dr. Nudelman also serves on the Board and is Chair of the Woodland Park Zoological Society.

              Principal Occupation: Chairman, Kaiser/Group Health

     PETER H. VAN OPPEN. Mr. van Oppen (age 47) has served as Chairman of the Board and Chief Executive Officer of Advanced Digital Information Corporation ("ADIC") since its acquisition by Interpoint in 1994, and served as President from 1994 to 1997. He has served as a Director of ADIC since 1986. He served as Chairman of the Board of Interpoint from 1995 until its acquisition by Crane Co. in October 1996. He also served as President and Chief Executive Officer of Interpoint from 1987 to 1989, and as Executive Vice President for Finance and Operations of Interpoint from 1985 to 1987. Prior to 1985, Mr. van Oppen worked as a Consulting Manager at Price Waterhouse LLP and at Bain & Company in Boston and London. He has additional experience in medical electronics and venture capital. Mr. van Oppen also serves as a Director of Seattle FilmWorks, Inc. and Key Technology, Inc. He holds a bachelor of arts degree from Whitman College and a master of business administration degree from Harvard Business School, where he was a Baker Scholar.

                Principal Occupation: Chairman of the Board and
      Chief Executive Officer of Advanced Digital Information Corporation

     The Board of Directors met five times in 1999. All directors attended at least 75% of the meetings of the Board of Directors and its Committees on which they serve.

COMMITTEES OF THE BOARD OF DIRECTORS

     Spacelabs Medical has established standing committees of its Board of Directors, including an Audit, a Compensation and an Executive Committee. Each of these Committees is responsible to the full Board of Directors, and its activities are therefore subject to Board approval. The functions performed by these Committees are summarized below:

     Audit Committee. The Audit Committee reviews the accounting principles, internal accounting controls, audit plan and financial results of Spacelabs Medical to safeguard Spacelabs Medical's assets and to provide for the reliability of its financial records. The members of this Committee are Dr. Dudley (Chairman), Dr. Feigenbaum and Mr. Anderson, a current director. The Audit Committee met four times in 1999.

     Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other executives of Spacelabs Medical. This Committee also administers Spacelabs Medical's various incentive compensation and benefit plans and recommends the establishment of policies relating to such plans. The members of this Committee are Dr. Nudelman (Chairman) and Drs. Dudley and Nara. In connection with the establishment of the Company's compensation program for its Directors, Officers and other executives, the Company is regularly assisted by its

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

independent compensation consultant, Frederic W. Cook & Co., Inc. The Compensation Committee met four times in 1999.

     Executive Committee. The Executive Committee has authority, subject to limitations prescribed by the Board of Directors, to exercise, during the intervals between meetings of the Board of Directors, the powers of the full Board and is also available, on a standby basis, for use in an emergency or when scheduling makes it impractical to bring the full Board together for a meeting. The members of this Committee are Mr. Lombardi (Chairman) and Dr. Dudley. The Executive Committee did not meet in 1999.

DIRECTOR COMPENSATION

     Directors who are employees of Spacelabs Medical do not receive any fees for their services as directors. Directors who are not employees of Spacelabs Medical are paid an annual retainer of $15,000 for serving on the Board of Directors. They also receive an additional $1,000 for attending each meeting of the Board of Directors plus $1,000 for attending each meeting of a committee of the Board of which they are a member, except in the case of telephonic meetings in which case a nonemployee director receives $500. A nonemployee director serving as a committee chairman receives an additional $1,000 per annum.

     Under the Spacelabs Medical, Inc. Stock Option and Deferral Plan for Nonemployee Directors (the "Director Plan"), each director who is neither an officer nor an employee of Spacelabs Medical is eligible to receive an annual automatic grant of an option to purchase 4,000 shares of Common Stock. Each new nonemployee director is also eligible to receive an initial automatic grant of an option to purchase up to 5,000 shares of Common Stock upon the director's initial election or appointment to the Board. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire on the earlier of 10 years from the date of grant and one year after a director's termination of service as a director or three years after a director's mandatory retirement. Each option is immediately fully vested. The Director Plan also permits nonemployee directors to defer payment of all or a part of their cash retainers and/or Board Committee chairmanship fees into "Stock Units."

     The Company also has a Cash Deferred Compensation Plan for Nonemployee Directors. Participating directors may elect to defer all or a portion of their cash compensation for service as directors into an interest-bearing cash account.

DIRECTOR STOCK OWNERSHIP GUIDELINES

     In October 1998, the Company established guidelines for all nonemployee directors with respect to the real ownership of Spacelabs Medical securities by such directors. Under these guidelines, directors are expected to own shares of the Company's Common Stock in an amount equal to at least four (4) times the annual retainer paid to any such director. This ownership threshold commences on the later of five (5) years from (i) the date on which the guidelines shall have been adopted by the Company and (ii) a director's election to the Board.

OFFICER STOCK OWNERSHIP GUIDELINES

     The Company currently has stock ownership guidelines for all officers of Spacelabs Medical. Under these guidelines, officers are required to own shares of Spacelabs Medical having a market value equal to 100% of the officer's salary (150% for Chief Financial Officer and Senior Vice Presidents; 200% for Chief Executive Officer). Officers must comply with this guideline within five years from the later of: February 1995, or from the date on which an individual becomes an officer. Ownership is defined as all shares owned regardless of how required.

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          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock as of February 4, 2000, by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) the named executive officers and (iv) all directors and executive officers as a group.

                      NAME AND ADDRESS                        AMOUNT AND NATURE OF        PERCENT
                   OF BENEFICIAL OWNER(1)                     BENEFICIAL OWNERSHIP      OUTSTANDING
                   ----------------------                     --------------------      -----------
Dimensional Fund Advisors...................................         697,500(2)             7.35%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Heartland Advisors..........................................         789,500(3)             8.31%
  789 North Water Street
  Milwaukee, WI 53202
Mellon Financial Corporation................................         680,901(4)             7.17%
  One Mellon Center
  500 Grant Street
  Pittsburgh, PA 15258-0001
Tweedy, Browne Company LLC..................................         841,040(5)             8.86%
  and TBK Partners, L.P.
  52 Vanderbilt Avenue
  New York, NY 10017
Wellington Management Company...............................         581,100(6)             6.12%
  75 State Street
  Boston, MA 02109
Gilbert W. Anderson.........................................          13,500(7)                *
Thomas J. Dudley............................................          14,000(8)                *
Harvey Feigenbaum...........................................          12,463(9)                *
Carl A. Lombardi............................................         821,973(10)(11)        8.10%
Andrew R. Nara..............................................          14,500(12)               *
Phillip M. Nudelman.........................................          12,100(13)               *
Peter H. van Oppen..........................................          21,500(14)               *
Eugene V. DeFelice..........................................          59,278(11)(15)           *
Timothy R. Miskimon.........................................         121,915(11)(16)        1.27%
James A. Richman............................................          89,595(11)(17)           *
James E. Roop...............................................          13,618(11)(18)           *
Michael Stringer............................................          28,006(11)(19)           *
All directors and executive officers as a group (13
  persons)..................................................       1,235,416(20)           11.79%

---------------
  *  Represents holdings of less than 1%.

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 697,500 shares, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company (the "Fund"), or in series of the DFA Investment Trust Company, a Delaware business trust (the "Trust"), or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole power to vote 697,500.

 (3) Heartland Advisors has sole power to vote 271,900 shares and to dispose of 789,500 shares.

 (4) Mellon Financial Corporation ("Mellon") has the sole power to vote 575,001 shares and to dispose of 621,401 shares. Mellon also has shared power to dispose of 59,500 shares with Boston Group Holdings, Inc. and the Boston Company, Inc., both of which are subsidiaries of Mellon.

 (5) The members of each of Tweedy, Browne Company LLC ("TBC") and TBK Partners, L.P. ("TBK") may, by reason of such membership, be deemed to be the beneficial owner of 841,040 shares in the aggregate. TBC has sole power to vote 714,447 shares and TBK has sole power to vote 86,200. TBC does not have sole dispositive power with respect to any of its shares. TBC shares dispositive power over 754,840 shares, while TBK has sole dispositive power with respect to all of its shares. Each of TBC and TBK disclaims beneficial ownership of all such shares. Information is based on Schedule 13D filed by TBC and TBK on August 16, 1999.

 (6) Wellington Management Company has shared power to vote 254,900 shares and the shared power to dispose of 581,100 shares.

 (7) Includes options to purchase 11,500 shares exercisable within 60 days of February 4, 2000.

 (8) Includes options to purchase 12,000 shares exercisable within 60 days of February 4, 2000.

 (9) Includes 163 shares that are owned by Dr. Feigenbaum's wife and options to purchase 12,000 shares exercisable within 60 days of February 4, 2000.

(10) Includes options to purchase 646,188 shares exercisable within 60 days of February 4, 2000.

(11) Includes 5,485, 2,753, 1,814, 1,170, 504 and 118 shares held by the 401(k)
     trustee, as of February 4, 2000, for Messrs. Lombardi, DeFelice, Richman, Miskimon, Stringer and Roop respectively.

(12) Represents options to purchase 14,500 shares exercisable within 60 days of February 4, 2000.

(13) Includes options to purchase 12,000 shares exercisable within 60 days of February 4, 2000.

(14) Includes options to purchase 6,500 shares exercisable within 60 days of February 4, 2000.

(15) Includes options to purchase 40,500 shares exercisable within 60 days of February 4, 2000.

(16) Includes options to purchase 114,000 shares exercisable within 60 days of February 4, 2000.

(17) Includes options to purchase 79,000 shares exercisable within 60 days of February 4, 2000.

(18) Includes options to purchase 11,500 shares exercisable within 60 days of February 4, 2000.

(19) Includes options to purchase 25,002 shares exercisable within 60 days of February 4, 2000.

(20) Includes options to purchase 987,190 shares exercisable within 60 days of February 4, 2000 and 14,312 shares held by the 401(k) trustee, as of February 4, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Company's review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all such forms were filed on a timely basis.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee, which consists of three non-employee directors, implements and endorses the goals of the Company's executive compensation program, which reflect three guiding principles: (i) to provide compensation and benefits that allow the Company to maintain competitive compensation to attract and retain executives with the skills critical to the Company's long-term success, (ii) to reward performance in attaining business objectives and maximizing stockholder value and (iii) to encourage Company stock ownership through officer ownership guidelines that are monitored by the Committee on an ongoing basis.

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

     An outside compensation consulting firm advises the Committee on all elements of executive officer compensation. The Committee examines survey data for positions with similar responsibilities in other medical equipment companies of similar size. The surveyed companies overlap significantly with companies included in the peer group index shown in the stock price performance graph. Total compensation for executive officers is targeted by the Committee at the median for comparable companies, as is the mix of pay elements, which include base salaries, annual incentives and long-term incentives in the form of stock options.

     Base Salaries. Individual base salaries reflect historical practice, internal position relationships, individual performance and relative external market pay. No specific weight is assigned to these factors. Spacelabs Medical's Chief Executive Officer is responsible for setting salaries up to $150,000; salaries over $150,000 are established by the Committee, with strong consideration given to the recommendation of the Chief Executive Officer. Base salaries are targeted at the median competitive level. In the case of all executive officers who were employed at the end of 1999, including the Chief Executive Officer, salary levels were in the approximate competitive median range.

     Annual Incentives. The Management Incentive Compensation Plan (the "MIC Plan") is a shareholder approved plan under which annual cash or stock-based awards may be made to executive officers and other key employees. The total amount of the MIC Plan award pool is established based on the Company's net income performance, emphasizing the quality of earnings based on the return on capital employed. The amount of any individual award depends on performance by the individual against assigned goals. These goals are both quantitative and subjective, and vary reflecting areas of responsibility, with no specific weight assigned to any particular goal.

     In 1999, the Company exceeded the profitability threshold established for regular incentive awards under the MIC Plan but did not attain its profit targets. However, the Committee made awards, based on a recommendation of the Chief Executive Officer, to certain individuals at up to target levels to recognize individual contributions related to returning the Company to sustained profitability and growth, and certain additional grants regarding the Company's successful launch of the lifeclinic.com Internet initiative and strategic contributions. A portion of the awards was paid in restricted stock for employment retention and stock ownership.

     Long-Term Incentives. The Spacelabs Medical, Inc. 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan (the "1992 Plan") is the Company's primary long-term incentive plan. Annual grants of stock options are made to executive officers and other key employees under the plan.

     Regular annual stock option grants based on median competitive grant guidelines, and adjusted for individual performance and contributions, were made to executive officers in February 1999. These grants had five-year option terms, and the adjustments for individual performance and contributions were determined discretionarily by the Committee based on recommendations made by the Chief Executive Officer for grants other than his own.

     Compensation of the Chief Executive Officer. There was no change in Mr. Lombardi's base salary of $440,000, which approximates the competitive median for comparable companies.

     Mr. Lombardi's 1999 annual incentive plan had two components: one for Company profitability and the other for strategic performance. He received no annual incentive award for the profitability component because the earnings threshold established by the Committee for him at the beginning of 1999 was not met, notwithstanding the fact that the Company returned to profitability in 1999 under Mr. Lombardi's stewardship. With regard to the strategic component of his annual incentive plan, the Committee set two objectives for him at the start of 1999. They were: (1) operating profit improvement and (2) revenue growth including backlog improvement. The Committee believes that satisfactory progress was made on both of these objectives during the year. However, the Committee had also stipulated a threshold for the strategic component at the beginning of the year. This threshold was that before Mr. Lombardi could earn any award for strategic performance, the Company had to achieve a specified total shareholder return for 1999. The threshold total shareholder return was not exceeded and correspondingly no award was made to Mr. Lombardi for strategic performance.

     Mr. Lombardi received an annual stock option grant in February 1999 of 93,750 options with a 5 year term. This grant approximated the median competitive range of grant values for comparable companies.

     Policy with respect to Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of a company's four most highly compensated executive officers and its chief executive officer. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee has decided not to qualify the MIC Plan, since to do so would limit the Committee's flexibility in the administration of such plan. The Compensation Committee does not believe that there will be any nondeductible compensation for its executive officers in 2000.

Respectfully submitted,

Phillip M. Nudelman (Chairman)
Thomas J. Dudley
Andrew R. Nara

Compensation Committee Members

EXECUTIVE COMPENSATION

     The following table provides information for the past three fiscal years concerning the annual and long-term compensation received by those persons who were, in 1999, the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                            ------------------------------------------------
                                           ANNUAL COMPENSATION                     AWARDS          PAYOUTS
                                  --------------------------------------    --------------------   -------
        NAME AND                                          OTHER ANNUAL      RESTRICTED    STOCK     LTIP        ALL OTHER
   PRINCIPAL POSITION      YEAR    SALARY      BONUS     COMPENSATION(1)     STOCK(2)    OPTIONS   PAYOUTS   COMPENSATION(3)
   ------------------      ----   --------    -------    ---------------    ----------   -------   -------   ---------------
Carl A. Lombardi           1999   $440,000         --             --               --     93,750      --         $20,139
  Chief Executive          1998   $440,000         --             --         $133,125    125,000      --         $20,785
  Officer,                 1997   $400,000         --             --         $ 87,000    185,000      --         $13,190
  Chairman of the Board
  and President

Eugene V. DeFelice         1999   $163,000    $30,000             --         $ 31,500     20,000      --         $13,352
  Vice President, General  1998   $151,000    $30,000             --         $ 17,750     30,000      --         $13,903
  Counsel and Secretary    1997   $137,000    $30,000             --         $ 21,750     25,000      --         $10,019

Timothy R. Miskimon        1999   $200,000    $30,000             --         $ 15,750     30,000      --         $ 4,392
  Sr. Vice President,      1998   $197,000    $30,000       $  1,846         $ 17,750     40,000      --         $10,336
  International            1997   $150,000    $50,000       $ 11,636         $ 21,750     52,000      --         $ 4,055

James A. Richman           1999   $149,000    $20,000             --         $ 31,500     20,000      --         $10,322
  Vice President and       1998   $147,000    $20,000             --         $ 17,750     30,000      --         $10,770
  Corporate Controller     1997   $144,000    $20,000             --         $ 21,750     34,000      --         $ 9,576

James E. Roop              1999   $180,000         --       $ 38,000(5)      $ 31,500     10,000      --         $ 2,349
  Vice President           1998   $135,000    $10,000(6)    $ 87,411(7)      $ 17,750     46,000      --         $   510
  US Monitoring Sales(4)   1997   $ 91,000         --       $ 29,602         $ 21,750      5,000      --              --

Michael Stringer           1999   $175,000         --       $ 25,482         $ 15,750     20,000      --         $15,225
  Vice President and       1998   $178,000         --       $ 24,988         $ 17,750     25,000      --         $12,284
  General Manager of       1997   $ 27,000(8) $35,000       $  2,082               --     20,000      --         $   249
  Specialty Products

---------------
(1) Represents sales commissions earned in each of the years shown.

(2) Recipients of Restricted Stock are recorded as shareholders of the Company and, subject to the provisions of the 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan as Amended and Restated on May 10, 1995, have all the rights of a stockholder with respect to such shares and receive all dividends or other distributions made or paid with respect to such shares. Restricted stock is valued at the closing price quoted on the Nasdaq National Market (the "Nasdaq/ NM") on the date of grant. At December 31, 1999, Messrs. Lombardi, DeFelice, Miskimon, Richman, Roop and Stringer held 12,750, 2,875, 3,000, 3,250, 1,750 and 1,000 shares of restricted stock, respectively, with a value at that date of $236,672, $53,367, $55,688, $60,328, $32,484 and $18,563, respectively. The Company's restricted stock vests at the rate of 25% per year, beginning on the first anniversary of the date of grant.

(3) Includes Spacelabs Medical's contribution to Spacelabs Medical's ISSO 401(k) Plan during 1999 for Messrs. Lombardi, DeFelice, Miskimon, Richman, Roop and Stringer of $4,800, $4,800, $3,333, $3,333, $1,946 and $4,711 respectively;
    group term life insurance premiums paid by Spacelabs Medical for the same individuals of $1,800, $403, $1,059, $1,059, $403 and $1,763, respectively;
    and the Company's matching contribution on salary deferrals pursuant to the provisions of the Spacelabs Medical, Inc. Deferred Compensation Plan for Key Employees for the same individuals of $13,539, $8,149, $0, $5,930, $0 and $8,751, respectively.

(4) Mr. Roop began serving as Vice President, US Monitoring Sales, effective November 11, 1998.

(5) Represents relocation bonus paid in 1999.

(6) Represents bonus paid in 1999.

(7) Includes $67,445 sales commissions paid in 1999.

(8) Mr. Stringer became an employee of the Company effective November 3, 1997 earning an initial salary of $175,000 per year.

1999 OPTION/SAR GRANTS AND EXERCISES

     The following table provides information on option and stock appreciation right grants in fiscal year 1999 to the named executive officers.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1999

                                                                                            POTENTIAL REALIZABLE VALUE
                                                                                                        AT
                                                 PERCENT OF                                  ASSUMED ANNUAL RATES OF
                                               TOTAL OPTIONS                                 STOCK PRICE APPRECIATION
                                                 GRANTED TO     EXERCISE OR                   FOR OPTION/SAR TERM(3)
                                   OPTIONS       EMPLOYEES       BASE PRICE    EXPIRATION   --------------------------
              NAME                GRANTED(1)   IN FISCAL YEAR   PER SHARE(2)      DATE         5%              10%
              ----                ----------   --------------   ------------   ----------   ---------      -----------
Carl A. Lombardi................    93,750          18.7%          17.81        2/26/04     $461,603       $1,019,738
Eugene V. DeFelice..............    20,000           4.0%          17.81        2/26/04     $ 98,475       $  217,544
Timothy R. Miskimon.............    30,000           6.0%          17.81        2/26/04     $147,713       $  326,316
James A. Richman................    20,000           4.0%          17.81        2/26/04     $ 98,475       $  217,544
James E. Roop...................    10,000           2.0%          17.81        2/26/04     $ 49,238       $  108,772
Michael Stringer................    20,000           4.0%          17.81        2/26/04     $ 98,475       $  217,544

---------------
(1) Options become exercisable in four equal annual installments beginning on the first anniversary date of the grant. The Compensation Committee administers the 1992 Plan and has the authority to accelerate exercisability before the originally designated exercise date(s). In addition, a Change of Control, as defined under "Compensation -- Change of Control Arrangements with Messrs. Lombardi, Richman and DeFelice," will make each outstanding option automatically exercisable in full for the total remaining number of shares covered. The exercise price may be paid by delivering already-owned shares, and tax withholding obligations relating to exercise may be paid by offsetting the underlying shares, subject to certain conditions.

(2) The exercise or base price per share represents the average of the high and low sales prices quoted on the Nasdaq/NM for the stock on the date of grant.

(3) The actual value, if any, that a named executive officer or any other individual may realize will depend on the excess of the market price of the stock over the exercise price on the date the option is exercised.

    With respect to stock options, the realizable values presented above are based upon assumed compounded growth rates of 5% and 10% over the five-year term of the option. For example, at an assumed 5% compounded growth rate over a five-year period, a share of stock originally valued at $17.81 on the grant date would grow to $22.73 per share, yielding a potential realizable value of $4.92 per share; at an assumed 10% compounded growth rate, the same share of stock would appreciate in value to $28.68 per share, yielding a potential realizable value of $10.87 per share. These amounts are not intended to forecast possible future appreciation, if any, in the market price for the Common Stock; therefore, there can be no assurance that the actual value realized by a named executive officer or all stockholders will approximate the potential realizable values set forth in the table.

     No options were exercised in 1999. The following table provides information on the value of the named executive officers' unexercised options at December 31, 1999.

     AGGREGATED OPTION EXERCISES IN 1999 AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF                     VALUE OF
                                                                     UNEXERCISED            UNEXERCISED IN-THE-MONEY
                                                                    OPTIONS/SAR'S               OPTIONS AT FISCAL
                                                                 AT FISCAL YEAR-END                YEAR-END(1)
                                SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
             NAME                 ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               ---------------   --------   -----------   -------------   -----------   -------------
Carl A. Lombardi..............          --            --       551,500        298,750       $324,001        $70,547
Eugene V. DeFelice............          --            --        26,000         57,000       $  4,531        $28,644
Timothy R. Miskimon...........          --            --        93,500         88,500       $  5,156        $36,169
James A. Richman..............          --            --        63,000         62,000       $  4,844        $28,644
James E. Roop.................          --            --         9,000         37,000       $ 26,563        $87,213
Michael Stringer..............          --            --        16,252         48,748       $  4,531        $28,644

---------------
(1) Stock options and stock appreciation rights are valued based upon the closing price of a share of Common Stock as reported on the NASDAQ/NM on December 31, 1999 ($18.56).

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Common Stock during the period beginning on December 30, 1994 and ending on December 31, 1999 with the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and the Media General Medical Instruments and Supply Index (the "Media General Index"). The comparison assumes $100 was invested on December 30, 1994 in Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                  COMPARISON OF CUMULATIVE SHAREHOLDER RETURN
                          FOR SPACELABS MEDICAL, INC.,
                THE NASDAQ MARKET INDEX AND MEDIA GENERAL INDEX

                              [PERFORMANCE GRAPH]

                      12/30/94  12/29/95  12/27/96  12/26/97  12/31/98  12/31/99
--------------------------------------------------------------------------------
Spacelabs Medical,
  Inc.                  $100      $124      $ 90      $ 81      $ 99      $ 80
--------------------------------------------------------------------------------
Nasdaq Index            $100      $130      $161      $197      $278      $490
--------------------------------------------------------------------------------
Media General Index     $100      $164      $174      $199      $258      $245
--------------------------------------------------------------------------------

RETIREMENT PLAN

     Spacelabs Medical's Retirement Plan, a defined benefit plan, covers the majority of employees on the active, regular payroll of Spacelabs Medical and its US subsidiaries. Employees of Spacelabs Burdick do not participate in the Retirement Plan. The Retirement Plan provides that, upon retirement, a participant will receive a monthly benefit equal to 1% of the participant's highest consecutive 60-month average earnings (as defined in the plan, including base salary and, subject to certain limits, bonuses and commissions), multiplied by the participant's years of credited service with Spacelabs Medical and its subsidiaries, reduced as described below. A participant is vested upon completing five years of service.

     The following table sets forth the estimated annual benefits payable upon retirement to Retirement Plan participants.

                               PENSION PLAN TABLE

                                           YEARS OF SERVICE
                       --------------------------------------------------------
    REMUNERATION          15          20          25          30          35
    ------------       --------    --------    --------    --------    --------
 $125,000              $ 18,750    $ 25,000    $ 31,250    $ 37,500    $ 43,750
  150,000                22,500      30,000      37,500      45,000      52,500
  175,000                26,250      35,000      43,750      52,500      61,250
  200,000                30,000      40,000      50,000      60,000      70,000
  225,000                33,750      45,000      56,250      67,500      78,750
  250,000                37,500      50,000      62,500      75,000      87,500
  300,000                45,000      60,000      75,000      90,000     105,000
  400,000                60,000      80,000     100,000     120,000     140,000
  450,000                67,500      90,000     112,500     135,000     157,500
  500,000                75,000     100,000     125,000     150,000     175,000
  600,000                90,000     120,000     150,000     180,000     210,000
  700,000               105,000     140,000     175,000     210,000     245,000

     The compensation covered by the Retirement Plan corresponds to the salary and bonus, not in excess of 50% of base salary, disclosed for the following named executive officers. The credited years of service for Messrs. Lombardi, DeFelice, Miskimon, Richman, Roop and Stringer as of December 31, 1999 are 32.71, 3.90, 17.46, 15.51, 3.67 and 2.16, respectively.

     Certain federal legislation generally limits the amount of annual pension that may be paid from a federal income tax qualified plan to varying amounts ($135,000 for 2000) and the amount of annual earnings that may be taken into account for purposes of calculating benefits under a federal income tax qualified plan ($170,000 for 2000). The actual amounts paid under the Retirement Plan will be limited to comply with such legislation.

     Spacelabs Medical also has established a Supplemental Benefit Plan, which is not qualified for federal income tax purposes and which covers any employee whose benefit under the Retirement Plan is limited by the federal legislation described above. The benefit under the Supplemental Benefit Plan consists of the amount by which the benefit to which the participant is otherwise entitled under the Retirement Plan is reduced to comply with the limits on annual earnings or the amount of annual pension that may be paid.

CHANGE OF CONTROL ARRANGEMENTS WITH MESSRS. LOMBARDI, RICHMAN AND DEFELICE

     The Corporation has entered into change of control severance agreements with Carl A. Lombardi, Chief Executive Officer and President; James A. Richman, Vice President and Corporate Controller and Eugene DeFelice, Vice President, General Counsel and Secretary (each an "executive officer"). Each agreement provides that the executive officer will remain employed by the Company for three years following a change in control of the Corporation and that the Company will provide the executive officer with similar salary and benefits during this period as were offered prior to the change of control. If, however, during the three year post-change of control period, the executive officer's employment is terminated by the Corporation without cause or by the executive officer for good reason, the executive officer will receive severance benefits, including (i) a lump sum payment of the executive officer's accrued salary, bonus and deferred compensation through the date of termination; (ii) a lump sum payment of two times (three times in the case of Mr. Lombardi) the executive officer's annual base salary and bonus; (iii) a lump sum payment equal to the amount the executive officer would have received under any of the Company's retirement plans if his employment had continued for the remainder of the three year post-change of control period; (iv) continued benefits for the executive officer and his family under the Corporation's retirement and benefit plans for the remainder of the three year post-change of control period or such longer period as any plan or program may provide; and (v) a payment to reimburse the executive officer for any excise taxes on severance benefits that are considered excess parachute payments under the Internal Revenue Code. Each agreement requires the executive officer not to use or disclose any of the Corporation's confidential business information. Each agreement has an initial term of three years, and is automatically renewed on each anniversary of its execution for an additional year.

     Under the 1992 Plan and the Spacelabs Medical 1992 Adjustment Plan, upon a Change of Control each outstanding option and stock appreciation right ("SAR") will automatically become exercisable in full for the total remaining number of shares covered thereby. In addition, during the 90-day period following a Change of Control an optionee may choose to receive cash equal to the difference between the exercise price of the option and the fair market value of a share of Common Stock determined as described below for a limited SAR, in lieu of exercising the option and paying the option price. Also, all restrictions on shares of restricted stock will lapse upon a Change of Control and all amounts otherwise deferred by Spacelabs Medical and any employee in connection with performance units will be distributed.

     A limited SAR may be exercised only during the 90 days immediately following a Change of Control. For the purpose of determining the amount payable upon exercise of a limited SAR, the fair market value of a share of Common Stock will be equal to the higher of (a) the highest fair market value of the Common Stock during the 90-day period ending on the date the limited SAR is exercised, determined as in the case of an option, and (b) whichever of the following applies:

          (i) the highest price per share paid in any tender or exchange offer that is in effect at any time during the 90 days preceding the exercise of the limited SAR;

          (ii) the fixed or formula price for the acquisition of shares of Common Stock in a merger or similar agreement approved by the Spacelabs Medical stockholders or Board of Directors, if such price is determinable on the date of exercise; or

          (iii) the highest price per share paid to any Spacelabs Medical stockholder in a transaction or group of transactions giving rise to the exercisability of the limited SAR.

              PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF AUDITORS

     Unless instructed to the contrary, it is intended that votes be cast pursuant to the accompanying proxy for the ratification of the appointment of KPMG LLP as auditors for Spacelabs Medical for 2000. KPMG LLP has audited the accounts of Spacelabs Medical for 1999. Representatives of KPMG LLP are expected to attend the meeting and will have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AUDITORS FOR SPACELABS MEDICAL FOR 2000.

     In the event that the ratification of the appointment of auditors is not made by a majority of the shares entitled to vote thereon, the selection of other auditors will be considered by the Board of Directors.

                            EXPENSES OF SOLICITATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors, and the entire cost of such solicitation will be borne by Spacelabs Medical. Corporate Investors Communications, Inc. will distribute proxy materials to beneficial owners and may solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held on the record date by such persons. The Company will pay Corporate Investors Communications, Inc. a fee of $4,500 to cover its services and will reimburse Corporate Investors Communications, Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitation may be by personal interview, telephone and telegram by directors, officers and other employees of Spacelabs Medical without special compensation.

                                 OTHER MATTERS

     Spacelabs Medical knows of no other matters that are likely to be brought before the Meeting. If, however, other matters that are not now known or determined come before the Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy for the Company's 2001 Annual General Meeting of Stockholders must be received by the Secretary of Spacelabs Medical by November 24, 2000.

                  ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K

     A copy of the Spacelabs Medical 1999 Annual Report and of the Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission is being mailed with this Proxy Statement to each stockholder of record. Stockholders not receiving a copy of such Annual Reports may obtain one without charge by writing or calling Mr. Clark Thompson, Vice President, Investor Relations, Spacelabs Medical, Inc., P.O. Box 97013, Redmond, Washington, 98073-9713, (425) 867-7345.

                                          By Order of the Board of Directors

                                      /s/ Eugene V. DeFelice
                                          ------------------
                                          Eugene V. DeFelice
                                          Secretary

Redmond, Washington
March 23, 2000

[X] Please mark your                                                     |
    votes as in this                                                     | 5020
    example.                                                             |____

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------

                 FOR  WITHHELD                                                                        FOR  AGAINST  ABSTAIN
1. Election of   [ ]    [ ]      Nominees for Directors:        2. RATIFICATION OF AUDITORS           [ ]    [ ]      [ ]
   Directors                     01 Thomas J. Dudley, D.B.A.,      Approval of KPMG LLP, independent
                                 02 Harvey Feigenbaum, M.D.,       certified public accountants to
For all except vote withheld     03 Carl A. Lombardi,              audit the accountants and records
from the following nominee(s):   04 Andrew R. Nara, M.D., Ph.D.,   of Spacelabs Medical, Inc. for the
                                 05 Phillip M. Nudelman, Ph.D.,    the fiscal year ending
                                 06 Peter H. van Oppen             December 31, 2000.
______________________________
                                                                3. In their discretion, upon such other
                                                                   matters as may properly come before
                                                                   the meeting.

--------------------------------------------------------------------------------



                                        1. CHANGE OF ADDRESS        [ ]


                                        2. COMMENTS ON REVERSE SIDE [ ]



PARTICIPANT_______________________________________________       DATE___________
Please sign names exactly as printed hereon. Joint owners should each sign. If signing as attorney, administrator, executor, guardian or trustee, give full title as such.
--------------------------------------------------------------------------------
                           [] FOLD AND DETACH HERE []






                            [SPACELABS MEDICAL LOGO]


                          PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of Spacelabs Medical, Inc. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

      [COMPUTER IMAGE]   o  Accessing the World Wide Web site
                            http://www.eproxyvote.com/slmd to vote via the
                            Internet. You can also register at this site to access future proxy materials electronically.

      [TELEPHONE IMAGE]  o  Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial
                            1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

      [LETTER IMAGE]     o  Completing, dating, signing and mailing the proxy
                            card in the postage-paid envelope included with the proxy statement or sending it to Spacelabs Medical, Inc., c/o First Chicago Trust Company, a division of
                            EquiServe, P.O. Box 8038, Edison, New Jersey
                            08818-9335.

You can vote by phone or via the Internet anytime prior to May 2, 2000. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

--------------------------------------------------------------------------------

PROXY
                             SPACELABS MEDICAL, INC.

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR THE ANNUAL MEETING ON MAY 2, 2000

The undersigned hereby constitutes and appoints Carl A. Lombardi and Eugene V. DeFelice, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of SPACELABS MEDICAL, INC. to be held on May 2, 2000 at 10:00 a.m., local time, at the Bellevue Club, Bellevue, Washington, and at any adjournments thereof, on all matters coming before such meeting.


You are encouraged to specify your             (Change of Address/Comments)
choices by marking the appropriate
boxes. SEE REVERSE SIDE, but you           _____________________________________
need not mark any boxes if you wish
to vote in accordance with the             _____________________________________
Board of Directors'
recommendations. The Proxy(ies)            _____________________________________
cannot vote your shares unless you
sign and return this card.                 _____________________________________


                                                                    ------------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                    ------------
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                            [] FOLD AND DETACH HERE[]






                             SPACELABS MEDICAL, INC.
                       2000 ANNUAL MEETING OF SHAREHOLDERS


                  DATE:  MAY 2, 2000

                  TIME:  10:00 A.M. (LOCAL TIME)

                  PLACE: BELLEVUE CLUB
                         11200 SE 6th STREET
                         BELLEVUE, WASHINGTON 98004










--------------------------------------------------------------------------------

[X] Please mark your                                                     |
    votes as in this                                                     | 6018
    example.                                                             |____

THE INTEREST IN SHARES SUBJECT TO THESE INSTRUCTIONS WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTIONS ARE RETURNED, SUCH INTEREST WILL BE VOTED "FOR" AUTHORITY ON ITEMS 1 AND 2.
--------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AUTHORITY ON ITEMS 1 AND 2.
--------------------------------------------------------------------------------

                 FOR  WITHHELD                                                                      FOR  AGAINST  ABSTAIN
1. Election of   [ ]    [ ]      Authority  to vote "FOR"       2. RATIFICATION OF AUDITORS         [ ]    [ ]      [ ]
   Directors                     the following nominees:           Authority  to vote "FOR"
                                 01 Thomas J. Dudley, D.B.A.,      ratification  of KPMG LLP,
                                 02 Harvey Feigenbaum, M.D.,       as auditors  for the fiscal
For all except vote withheld     03 Carl A. Lombardi,              year ending December 31, 2000.
from the following nominee(s):   04 Andrew R. Nara, M.D., Ph.D.,
                                 05 Phillip M. Nudelman, Ph.D.,
______________________________   06 Peter H. van Oppen

--------------------------------------------------------------------------------








PARTICIPANT_______________________________________________ DATE___________
Please date and sign exactly as your name appears above, and return in the enclosed envelope to First Chicago Trust Company of New York, who will evaluate and report your instruction to the Plan's Trustee for voting.

--------------------------------------------------------------------------------
                           [] FOLD AND DETACH HERE []






                            [SPACELABS MEDICAL LOGO]


                             VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of Spacelabs Medical, Inc. that you are entitled to vote and gives voting instructions for any common shares held on your behalf in the Spacelabs Medical, Inc., Incentive Savings and Stock Ownership Plan.

Please consider the issues discussed in the proxy statement and cast your vote by:

     [COMPUTER IMAGE]   o  Accessing the World Wide Web site
                           http://www.eproxyvote.com/slmd1 vote via the
                           Internet. You can also register at this site to access future proxy materials electronically.

     [TELEPHONE IMAGE]  o  Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial
                           1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

     [LETTER IMAGE]     o  Completing, dating, signing and mailing the proxy
                           card in the postage-paid envelope included with the proxy statement or sending it to Spacelabs Medical, Inc., c/o First Chicago Trust Company, a division of
                           EquiServe, P.O. Box 8038, Edison, New Jersey
                           08818-9335.


You can vote by phone or via the Internet anytime prior to April 28, 2000. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROXY
                             SPACELABS MEDICAL, INC.
      INSTRUCTIONS FOR ANNUAL GENERAL MEETING OF STOCKHOLDERS, MAY 2, 2000

        Shares of Spacelabs Medical, Inc. Common Stock in which you have an interest as a participant in the Spacelabs Medical, Inc. Incentive Savings and Stock Ownership Plan are held by U.S. Bank of Washington, N.A., as Trustee of the Plan, and will be voted by the Trustee at the Annual Meeting of Stockholders on May 2, 2000, pursuant to instructions received for Plan participants. You may participate in the voting, in proportion to your interest in such shares, by using this form to instruct the Trustee how to vote the shares allocated to your account.

        IN ORDER FOR YOUR INSTRUCTIONS TO BE VOTED BY THE TRUSTEE, THIS FORM MUST BE RECEIVED BY FIRST CHICAGO TRUST COMPANY, A DIVISION OF EQUISERVE, NO LATER THAN CLOSE OF THE BUSINESS DAY ON April 27, 2000.

        If you do not indicate otherwise, these instructions will authorize the Trustee to vote for the election of Directors and for the ratification of auditors for 2000, as described in the Spacelabs Medical, Inc. Proxy Statement dated March 23, 2000. These instructions will also authorize the Trustee to vote at its discretion on such other matters as may come before the meeting.
--------------------------------------------------------------------------------
U.S.Bank of Washington, N.A.
P.O. Box 720
Seattle, WA 98111


                             INSTRUCTIONS TO TRUSTEE

           THESE INSTRUCTIONS ARE BEING GIVEN IN CONJUNCTION WITH THE BOARD OF DIRECTORS' SOLICITATION OF PROXIES FROM THE TRUSTEE

You are hereby authorized and instructed to vote at the Annual General Meeting of Stockholders of Spacelabs Medical, Inc. on May 2, 2000, and at any adjournments thereof, either in person or by proxy, all of the shares of Common Stock of Spacelabs Medical, Inc., allocated to my account under the Spacelabs Medical, Inc. Incentive Savings and Stock Ownership Plan.

              THESE INSTRUCTIONS ARE CONTINUED ON THE REVERSE SIDE
               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
   ---------------------------------------------------------------------------
                           [] FOLD AND DETACH HERE []




                             SPACELABS MEDICAL, INC.
                       2000 ANNUAL MEETING OF SHAREHOLDERS


                    DATE:  MAY 2, 2000

                    TIME:  10:00 A.M. (LOCAL TIME)

                    PLACE: BELLEVUE CLUB
                           11200 SE 6th STREET
                           BELLEVUE,WASHINGTON 98004






--------------------------------------------------------------------------------